UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2019
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.
On November 10, 2019, Daré Bioscience, Inc., a Delaware corporation (“Daré”), MC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Daré (“Merger Sub”), Microchips Biotech, Inc., a Delaware corporation (“Microchips”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent, and attorney-in-fact of the Effective Time Holders (defined below) (the “Stockholders’ Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, if the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into Microchips, the separate corporate existence of Merger Sub will cease and Microchips will continue as the surviving corporation and a wholly owned subsidiary of Daré (the “Merger”). The Merger is expected to close on or before November 22, 2019.
Under the terms of the Merger Agreement, at the closing of the Merger, Daré will issue an aggregate of 3,000,000 shares of its common stock (the “Closing Shares”) to the holders of shares of Microchips’ capital stock outstanding immediately prior to the effective time of the Merger (other than holders of dissenting shares, if any) (the “Effective Time Holders”). The Closing Shares are in consideration of Microchips’ cash and cash equivalents, less liabilities, at closing. Microchips’ cash and cash equivalents at the closing of the Merger are anticipated to total approximately $6.9 million, and approximately $5.7 million after payment of transaction-related expenses.
Daré also agreed to pay the following additional consideration (the “Contingent Consideration”) to the Effective Time Holders, in consideration of all of the other assets of Microchips: (a) up to $46.5 million contingent upon the achievement of specified funding, product development and regulatory milestones (collectively, the “Development Milestone Payments”); (b) up to $55.0 million contingent upon the achievement of specified amounts of aggregate net sales of products incorporating the intellectual property acquired by Daré in the Merger; (c) tiered royalty payments ranging from low single-digit to low double-digit percentages of annual net sales of such products, subject to customary provisions permitting royalty reductions and offset; and (d) a percentage of sublicense revenue related to such products. Daré agreed to use commercially reasonable efforts to achieve specified development and regulatory objectives relating to the implantable contraceptive product in development by Microchips. Daré expects that less than $1.3 million of the Contingent Consideration may become payable through 2021.
Daré may elect to pay up to $2.3 million of the Development Milestone Payments in shares of its common stock, subject to approval of Daré’s stockholders to the extent necessary to comply with Rule 5635 of the Nasdaq Listing Rules. If Daré pays any such Contingent Consideration in shares of its common stock, the number of shares issuable will be determined based on: (a) with respect to $1.0 million of the Development Milestone Payments, the dollar amount of such Development Milestone Payment payable divided by the greater of (i) $1.15 or (ii) the average closing price of Daré common stock over the five consecutive trading days immediately prior to achievement of the applicable milestone; and (b) with respect to $1.3 million of the Development Milestone Payments, the dollar amount of such Development Milestone Payment payable divided by the average closing price of Daré common stock over the five consecutive trading days immediately prior to achievement of the applicable milestone.
Under the terms of the Merger Agreement, within 180 days following the closing date of the Merger, Daré agreed to register the Closing Shares under the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Effective Time Holders under a registration statement on Form S-3 (or Form S-1) and to include in the resale registration statement the additional shares of Daré common stock that Daré, in its sole discretion, may issue in lieu of cash to the Effective Time Holders in payment of Development Milestone Payments. Daré must use its commercially reasonable efforts to keep the resale registration statement effective until the earlier of (a) such time all such shares have been sold and (b) such time as all such shares are saleable under Rule 144 without manner of sale or volume limitations.
Under the terms of the Merger Agreement, effective immediately following the closing of the Merger, Cheryl Blanchard, Ph.D., currently the president, chief executive officer and chair of the board of directors of Microchips, will be appointed to Daré’s board of directors to serve as a Class III director.
The closing of the Merger is subject to specified conditions, including (a) the adoption of the Merger Agreement, approval of the Merger and the execution and delivery to Daré of joinder agreements (the “Joinder Agreements”) by Microchips stockholders collectively holding at least 93% of the outstanding capital stock of Microchips on a fully diluted basis, (b) Nasdaq approval to list the shares of Daré common stock to be issued under the Merger Agreement as of the closing of the Merger, (c) receipt of written confirmation from the Bill & Melinda Gates Foundation that the grant under the existing grant agreement with Microchips will continue to be funded in accordance with its terms following the closing of the Merger, (d) Microchips having a specified minimum amount of adjusted cash, calculated in accordance with the terms of the Merger Agreement, and (e) other customary closing conditions. Under the Joinder Agreements, each of the Microchips stockholder parties will agree to, among other things, (i) join and become a party to the Merger Agreement as an Effective Time Holder and agree to be bound by the terms of the Merger Agreement, (ii) subject to certain exceptions, release Daré, Merger Sub, Microchips and their respective affiliates, directors, officers, employees, stockholders, partners and agents, from any and all claims that such stockholder ever had or has arising at or prior to the effective time of the Merger, and (iii) irrevocably waive any rights to appraisal of the fair value of such stockholder’s shares of Microchips capital stock, together with any rights to dissent from the Merger.
The Merger Agreement may be terminated under specified circumstances, including by mutual consent of the parties, by Daré if Microchips experiences a material adverse effect, by either party if representations and warranties of the other party are not true or if the other party has failed to perform any covenant, or if the transactions contemplated by the Merger Agreement have not been consummated by November 22, 2019 (which date may be extended by mutual written consent of the parties).
The foregoing summary of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Important Statement Regarding the Merger Agreement
The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other information about Daré or Microchips or any of their respective subsidiaries or affiliates. The representations, warranties and covenants in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to Daré’s stockholders. For the foregoing reasons, neither any Daré stockholder nor any other person should rely on the representations, warranties or covenants in the Merger Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the parties’ representations and warranties may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in Daré’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.
The information reported in Item 1.01 above with respect to the issuance of shares of Daré common stock to the Effective Time Holders is incorporated by reference into this Item 3.02. The issuance of shares of Daré common stock to the Effective Time Holders pursuant to the terms of the Merger Agreement, including the Closing Shares and the shares issuable in respect of Contingent Consideration, if any, has not been and will not be registered under the Securities Act or qualified under any state securities laws. Such shares will be issued pursuant to a private placement under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, and only to those Effective Time Holders who are “accredited investors” as defined under Rule 501(a) of Regulation D.
As described in Item 1.01 above, Daré agreed to file a resale registration statement covering the Closing Shares and any other shares issuable to the Effective Time Holders under the Merger Agreement. Such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the shares issuable under the Merger Agreement or any other securities of Daré.

Item 7.01	Regulation FD Disclosure.
On November 11, 2019, Daré issued a press release announcing that it entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to the completion of the Merger, Microchips’ anticipated cash at closing and after payment of its transaction-related expenses, Daré’s expectations as to how much and when Contingent Consideration may become payable, and Daré’s registration for resale by Microchips stockholders of shares of Daré common stock issued under the Merger Agreement. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Microchips may be unable to obtain the stockholder approval and Joinder Agreements required for completion of the transaction; (2) other conditions to the closing of the Merger may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business or stock price of Daré may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Daré may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the transaction disrupts current plans and operations as a result of the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be completed. Additional factors that may affect Daré’s strategy, future operations, future financial position, projected costs, prospects, plans and objectives are set forth in its filings with the SEC, including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, Daré expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated November 10, 2019, Daré Bioscience, Inc., MC Merger Sub, Inc., Microchips Biotech, Inc., and Shareholder Representative Services LLC, as the stockholders’ representative

99.1	Press release issued on November 11, 2019

*Schedules and exhibits to this agreement, as well as portions of this agreement that are not material and would likely cause competitive harm to the registrant if publicly disclosed, have been omitted from this exhibit pursuant to Instructions 4 and 6 of Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit and/or an unredacted copy of this agreement will be provided to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Date: November 12, 2019	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	Chief Executive Officer